EXHIBIT INDEX

EXHIBIT A:
Attachment to item 77D:  Policies with respect to security investments.

EXHIBIT B:
Attachment to item 77Q1:  Exhibits
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EXHIBIT A:
Warburg, Pincus Global Health Sciences Fund, Inc.
(formerly known as Warburg, Pincus Health Sciences Fund, Inc.)
Registration No. 333-15419

Sub-Item 77D: Polices with respect to security investments

(a) The Fund's principal investment strategy of investing in equity and debt securities of health-sciences companies was amended and restated as investing in equity and debt securities of U.S. and foreign health-sciences companies. The 35% limitation on investing in foreign securities for the Fund is removed and the Fund is permitted to invest in foreign securities without limit and required to invest in at least three countries, including the United States.



EXHIBIT B:
Sub-Item 77Q1:  Exhibits
(a) Articles of Amendment dated February 15, 2000
(b) Not applicable
(c) Not applicable
(d) Not applicable
(e) Not applicable
(f) Not applicable
(g) Not applicable


                ARTICLES OF AMENDMENT
                         OF
              ARTICLES OF INCORPORATION
                         OF
        WARBURG, PINCUS HEALTH SCIENCES FUND, INC.

HAL LIEBES and STUART J. COHEN, being Vice President and
Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS HEALTH SCIENCES FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:
FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on February 3, 2000, authorizing the Corporation to change its name:
RESOLVED, that the name of "Warburg, Pincus Health
Sciences Fund, Inc." be, and hereby is, changed to "Warburg, Pincus Global Health Sciences Fund, Inc." and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.
SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of February 29, 2000, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name: WARBURG, PINCUS HEALTH SCIENCES FUND, INC.

Proposed Name: WARBURG, PINCUS GLOBAL HEALTH SCIENCES FUND, INC.

THIRD: That the amendment is limited to a change expressly permitted by # 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: February 15, 2000

 /s/Hal Liebes
Hal Liebes
Vice President and Secretary

ATTEST:
/s/Stuart J. Cohen
Stuart J. Cohen
Assistant Secretary